Bioavailability Testing to Commence On Lexaria’s Patent-Pending Technology

Kelowna, BC / May 20, 2015 / Lexaria, Corp. (OTCQB:LXRP) (CSE:LXX) (the “Company”) is pleased to announce it has engaged Absorption Systems LP in the USA, to begin third party in vitro tests using a human intestinal tissue model to evaluate the cannabidiol (CBD) permeability of its patent-pending technology that infuses cannabinoid compounds within lipids.

The study will assess CBD permeability achieved with our proprietary ViPova™ tea formulation at multiple sampling time points compared to positive and negative controls under strict experimental conditions. In vitro testing using human tissue models can be preferable to animal testing since human cells can be used directly to provide species-specific permeability results.

“Although we cannot know in advance the outcome of such tests, the results have the potential to materially affect future outcomes for the Company”, said John Docherty, president of Lexaria. “We have a wealth of anecdotal evidence from our growing ViPova™ customer base extolling the marked effects of our CBD-infused tea and we look forward to the outcome of this study to help quantify this in detail.”

It is generally accepted in pharmacological sectors that the bioavailability of any active ingredient is one of the most important factors determining its effects on the body. Enhanced bioavailability can be extremely useful and is highly valued for any useful molecule, including CBD and tetrahydrocannabinol (THC).

Lexaria expects to begin this testing in the near future and will report results when they are available in due course, expected within the next 3-4 months.

About Lexaria
Lexaria is a food sciences company focused on the delivery of cannabinoid compounds procured from legal, agricultural hemp, through gourmet foods based upon its proprietary infusion technologies. www.lexariaenergy.com

About ViPovaTM
ViPovaTM uses only legal CBD oil extracts, grown from agricultural hemp in locations where it is legal to do so, in ViPovaTM-branded tea. ViPovaTM uses its patent-pending process to infuse concentrated amounts of CBD within lipids in its tea, providing more bioactivity and comfort to the body during the absorption process. Only ViPovaTM has this ground-breaking technology for CBD/lipid infusion. www.vipova.com

About Absorption Systems
Absorption Systems assists pharmaceutical, biotechnology and medical device companies in identifying and overcoming ADMET (Absorption, Distribution, Metabolism, Excretion and Toxicity) barriers in the development of drugs, biologics and medical devices. The company's mission is to continually develop innovative research tools that can be used to accurately predict human outcomes or to explain unanticipated human outcomes when they occur. Absorption Systems, with facilities near Philadelphia, PA, in San Diego, CA, and in Panama, serves customers throughout the world. For information on the company's comprehensive contract services and applied research programs, please visit www.absorption.com.

FOR FURTHER INFORMATION PLEASE CONTACT:

Lexaria Corp.
Chris Bunka
Chairman & CEO
(250) 765-6424

FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Access to capital, or lack thereof, is a major risk and there is no assurance that the Company will be able to raise required working capital. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition and other factors which may be identified from time to time in the Company's public announcements and filings. There is no assurance that the medical marijuana, CBD sector, or alternative health businesses will provide any benefit to Lexaria, or that the Company will experience any growth through participation in these sectors. There is no assurance that any planned corporate activity, business venture, or initiative will be pursued, or if pursued, will be successful. There is no assurance that any cannabinoid-based product will promote, assist, or maintain any beneficial human health conditions whatsoever. There is no assurance that the cannabinoid/lipid infusion technology will provide any increase in bioavailability to any individual person, nor that bioavailability testing will produce any positive result. No statement herein has been evaluated by the Food and Drug Administration (FDA). ViPovaTM products are not intended to diagnose, treat, cure or prevent any disease.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.